Exhibit 4.1

AMENDMENT NO. 1 TO AMENDED
AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2017 (this “Amendment No. 1”), is by and among DDR Corp., a corporation organized under the laws of the State of Ohio (“DDR” or “Parent Borrower”), DDR PR Ventures LLC, S.E., a Delaware limited liability company (“DDRPR”) (DDR and DDRPR are collectively referred to as the “Borrower”), JPMorgan Chase Bank, N.A., a national banking association, and the several banks, financial institutions and other entities party to the Credit Agreement defined below (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., not individually, but as “Administrative Agent”.  Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 23, 2015, by and among DDR, DDRPR, the Lenders referenced therein and the Administrative Agent (the “Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested that the Lenders make amendments to the Credit Agreement, and the Lenders are willing to make such changes as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  AMENDMENTS TO CREDIT Agreement.  As of the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended by restating the definition of “Substantial Portion” set forth in Section 1.1 of the Credit Agreement in its entirety to read as follows:

“‘Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 30% (or, in the case of Section 7.7 or 7.8 of this Agreement, 10%) of the assets of the Consolidated Group as would be shown in the consolidated financial statements of the Consolidated Group as at the beginning of the twelve-month period ending with the month immediately preceding the month in which such determination is made, or (ii) is responsible for more than 30% (or, in the case of Section 7.7 or 7.8 of this Agreement, 10%) of the consolidated net operating income of the Consolidated Group as reflected in the financial statements referred to in clause (i) above.”

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the Lenders and Administrative Agent to enter into this Amendment No. 1, DDR and DDRPR each represents and warrants to each Lender and Administrative Agent that the following statements are true, correct and complete:

(i)The Borrower has the corporate power and authority and legal right to execute and deliver this Amendment No. 1 and the Credit Agreement as amended by this Amendment No. 1 (the “Amended Credit Agreement”, and together with this Amendment

No. 1, collectively, the “Amendment Documents”), to consummate the transactions contemplated therein and to perform its obligations thereunder.  The execution and delivery by the Borrower of the Amendment Documents, the consummation of the transactions contemplated therein and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Amendment Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally;

(ii)neither the execution and delivery by the Borrower of the Amendment Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower’s or any Subsidiary’s articles of incorporation or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Amendment Documents other than the filing of a copy of this Amendment No. 1, or the filing of information concerning this Amendment No. 1, with the Securities and Exchange Commission;

(iii)this Amendment No. 1 has been duly executed and delivered by the Borrower;

(iv)the representations and warranties of the Borrower contained in Article V of the Amended Credit Agreement are and will be true and correct in all material respects on and as of (x) the Amendment Effective Date and (y) the date hereof to the same extent as though made on and as of such dates; provided that any representation or warranty that is qualified as to “materiality”, Material Adverse Effect or similar language shall be true and correct in all respects on such dates and any such representation or warranty that is stated to relate solely to an earlier date shall be true and correct on and as of such earlier date; and

(v)after giving effect to this Amendment No. 1, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 1 that would constitute a Default or Unmatured Default.

SECTION 3.  CONDITIONS TO EFFECTIVENESS

This Amendment No. 1 shall become effective as of April 23, 2015 (the “Amendment Effective Date”) only upon the satisfaction of the following conditions precedent:

A.  DDR, DDRPR, the Administrative Agent, and the Required Lenders shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.

B.  The Administrative Agent shall have received a secretary’s certificate of the Borrower (i) either confirming that there have been no changes to its organizational documents since April 23, 2015, or if there have been changes to the Borrower’s organizational documents since such date, certifying as to such changes, and (ii) certifying as to resolutions and incumbency of officers with respect to this Amendment No. 1 and the transactions contemplated hereby.

C.  The Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 9.7 of the Credit Agreement), incurred in connection with this Amendment No. 1.

SECTION 4.  MISCELLANEOUS

A.   Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)On and after the effective date of this Amendment No. 1, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(ii)Except as specifically amended by this Amendment No. 1, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  DDR hereby ratifies and reaffirms its Qualified Borrower Guaranty made as of April 23, 2015 and confirms that such Qualified Borrower Guaranty shall remain in full force and effect after giving effect to this Amendment No. 1.

(iii)The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

C.  Headings.  Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.

D.  Applicable Law.  THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

E.  Counterparts; Effectiveness.  This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DDR CORP.

By: /s/ Matthew Ostrower

Name:       Matthew Ostrower

Title:         Executive Vice President, Chief

                  Financial Officer and Treasurer

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

DDR PR VENTURES LLC, S.E.

By: /s/ Matthew Ostrower

Name:       Matthew Ostrower

Title:         Executive Vice President, Chief

                  Financial Officer and Treasurer

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

JPMORGAN CHASE BANK, N.A.,

Individually and as Administrative Agent

By: /s/ Amrish Desai

Name:  Amrish Desai

Title: Vice President

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

WELLS FARGO BANK, NATIONAL

ASSOCIATION

By: /s/ Brandon H. Barry

Name:  Brandon H. Barry

Title:  Vice President

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH

By: /s/ James Rolison

Name:  James Rolison

Title:    Managing Director

By: /s/ Joanna Soliman

Name:  Joanna Soliman

Title:  Vice President

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Curt M. Steiner

Name:  Curt M. Steiner

Title: SVP

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

THE BANK OF NOVA SCOTIA

By: /s/ Chad Hale

Name:  Chad Hale

Title:  Director & Execution Head, REGAL

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

CITIZENS BANK, N.A.

By: /s/ Kerri Colwell

Name:  Kerri Colwell

Title:  Senior Vice President

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

THE BANK OF NEW YORK MELLON

By: /s/ Helga Blum

Name:  Helga Blum

Title:  Managing Director

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

UBS AG, STAMFORD BRANCH

By: /s/ Craig Pearson

Name:  Craig Pearson

Title: Associate Director

          Banking Product Services, US

and

By: /s/ Darlene Arias

Name: Darlene Arias

Title:  Director

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

CITIBANK, N.A.

By:  /s/ John C. Rowland

Name:  John C. Rowland

Title:  Vice President

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

GOLDMAN SACHS BANK USA

By:  /s/ Meghan Sullivan

Name:  Meghan Sullivan

Title:  V.P.

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

REGIONS BANK

By:  /s/ T. Barrett Vawter

Name:  T. Barrett Vawter

Title:  Vice President

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

ROYAL BANK OF CANADA

By:  /s/ Brian Gross

Name:  Brian Gross

Title:  Authorized Signatory

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

KeyBank National Association

By:  /s/ Angela Kara

Name:  Angela Kara

Title:  Assistant Vice President

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:  /s/ John E. Wilgus, II

Name:  John E. Wilgus, II

Title:  Senior Vice President

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

THE HUNTINGTON NATIONAL BANK

By:  /s/ Lisa M. Mahoney

Name: Lisa M. Mahoney

Title:  Assistant Vice President

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION

By:  /s/ Hideo Notsu

Name:  Hideo Notsu

Title:  Managing Director

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:  /s/ J. Patrick Daugherty

Name:  J. Patrick Daugherty

Title:  Vice President

[Signature Page - Amendment No. 1 to A/R DDR Credit Agreement]

CAPITAL ONE, N.A.

By:  /s/ Ashish Tandon

Name:  Ashish Tandon

Title:  Director